May 10, 2016 Q1 2016 Earnings Call Nasdaq (CGIX) THE ONCOLOGY DIAGNOSTICS PARTNER FROM BENCH TO BEDSIDE

Cancer Genetics, Inc. | NASDAQ: CGIX | Q1 2016 Earnings Call Forward-Looking Statements 2 These slides may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements pertaining to future financial and/or operating results, future growth in research, technology, clinical development and potential opportunities for Cancer Genetics, Inc. products and services, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management constitute forward-looking statements. Any statements that are not historical fact (including, but not limited to, statements that contain words such as "will," "believes," "plans," "anticipates," "expects," "estimates") should also be considered to be forward-looking statements. Forward-looking statements involve risks and uncertainties, including, without limitation, risks inherent in the development and/or commercialization of potential products, risks of cancellation of customer contracts or discontinuance of trials, risks that anticipated benefits from acquisitions will not be realized, uncertainty in the results of clinical trials or regulatory approvals, need and ability to obtain future capital, maintenance of intellectual property rights and other risks discussed in the Cancer Genetics, Inc. Forms 10-K for the year ended December 31, 2015 and 10-Q for the quarter ended March 31, 2016 along with other filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof. Cancer Genetics, Inc. disclaims any obligation to update these forward-looking statements.

EVERYTHING WE DO AT CGI IS FOCUSED ON ONE KEY IDEA… …DELIVER INNOVATION & PATIENT VALUE BY PROVIDING THE MOST COMPREHENSIVE CAPABILITIES IN ONCOLOGY DIAGNOSTICS & PRECISION MEDICINE

Investor Highlights: Cancer Genetics Addresses the Trends in Oncology from Bench to Bedside

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Large, Global Market Opportunities	**$458B** GLOBAL ONCOLOGY SPEND BY 2030
Global Footprint Created by Highly Strategic M&A	**3** TRANSFORMATIVE ACQUISITIONS IN 2014 & 2015
Strong & Growing Partnerships with Leading BioPharma	CONTRACTS WITH **8 of 10** TOP BIOPHARMA **+650%** INC. WITH BIOPHARMA[1] CUSTOMERS 2012-2015
Innovation Engine & Expertise Driven By Key Collaborations	**15** RESEARCH COLLABORATIONS WITH LEADING INSTITUTIONS
Unique, Proprietary Portfolio of Genomic Tests & Panels	**11** COMMERCIALLY LAUNCHED TESTS **49** US PATENTS AND **100+** FOREIGN PATENTS
Diversified & High Growth Revenue Streams	**77%** Revenue Growth 2014-2015 | **40%** 3-YEAR CAGR
World-Class Management Team	**100+** CUMULATIVE YEARS OF EXPERIENCE

(1) In signed contracts & potential revenue

Cancer Genetics, Inc. | NASDAQ: CGIX | Q1 2016 Earnings Call

Cancer Genetics, Inc. | NASDAQ: CGIX | Q1 2016 Earnings Call 1st Quarter 2016 Revenue Highlights 39% REVENUE GROWTHFROM Q1 2015 Q1 TOTAL REVENUE GREW FROM $4.4M TO 2015 2016 $1.4 $4.4 $6.1 $6M $4M $2M 3-Year CAGR 63.3% Q 1 2 0 1 4 Q 1 2 0 1 5 Q 1 2 0 1 6 5

Cancer Genetics, Inc. | NASDAQ: CGIX | Q1 2016 Earnings Call Revenues By Category 6 BIOPHARMA SERVICES CLINICAL SERVICES DISCOVERY SERVICES 76% 20% 4%Q1 2015 $4.4 Mn  245% increase in clinical test volume over Q1 2015 due to Response acquisition and launch of PD-L1 testing  Launch of comprehensive immuno-oncology portfolio  Focus on next-generation sequencing services through CG India  Establishing new preferred partnerships, new projects and synergies involving solid tumor and hematological cancers  Over 50 new projects closed $3.3 Mn $2.5 Mn $0.3 Mn 55% 41% 4% Q1 2016 $6.1 Mn

Cancer Genetics, Inc. | NASDAQ: CGIX | Q1 2016 Earnings Call Q1 2016 Trends 7  Validation and launch of comprehensive immuno-oncology portfolio including PD-L1 IHC testing across CGI.  Completed clinical validation and launched into a revenue-generating clinical trial utilizing Focus::Oncomine™, a solid tumor NGS panel.  Negotiated and executed over 60 new contracts and project extensions for biopharma testing throughout the CGI network.  $4+ million in biopharma contracts closed during Q1 2016; contracts will deliver future revenue during 2016-17.  Total Q1 2016 clinical services test count reached over 6,600 tests, an increase of 245% over Q1 2015.

Cancer Genetics, Inc. | NASDAQ: CGIX | Q1 2016 Earnings Call Q1 2016 Collaboration Highlights 8  In 2016, CGI is realizing results from several of its research collaborations with leading academic and research institutions. Huntsman Cancer Institute at University of Utah & Pfizer Dr. Neeraj Argawal Validation of CGI’s NGS-based kidney cancer panel, which includes a signature for the prediction of response to Sunitinib®, and the development of cell-free DNA assay for disease monitoring Keck School of Medicine of USC Dr. Imran Siddiqi Engaging large biotech companies in studies that profile immune response and genomic profiling of patients in Lymphoma National Cancer Institute The ALCHEMIST Lung Cancer Trial PD-L1 included as part of the comprehensive profiling for the ongoing ALCHEMIST lung cancer trial  CGI’s relationships with top academic institutions and investment in oncology testing innovation are driving new revenue.

Cancer Genetics, Inc. | NASDAQ: CGIX | Q1 2016 Earnings Call Q1 2016 Financial Highlights: Revenue 9  Revenues were $6.1 million, a 39% increase over Q1 2015 revenues of $4.4 million, and 11% sequentially over Q4 2015.  Revenue from Biopharma Services grew 14% ; Clinical Services increased by 3%; and Discovery Services grew 11 % sequentially over Q4 2015.  Gross profit margins improved to 32% an improvement from 28% in Q1 2015 and a significant increase from 13% during Q4 2015.  Total cash was $13.3 million.

Cancer Genetics, Inc. | NASDAQ: CGIX | Q1 2016 Earnings Call Q1 2016 Financial Highlights: Expenses 10  Expenses for the quarter were $11.3 million, an 11% improvement over Q4 2015 expenses of $12.7 million.  COGS was $4.1 million, a 14% improvement over Q4 2015 and was driven by a reduction in headcount, reduced expenses in use of lab supplies and improved synergies in logistics and shipping costs.  G&A expenses were $4.3 million, a 14% improvement over Q4 2015.  S&M expenses were $1.3 million, a 25% improvement over Q4 2015.  R&D expenses were $1.5 million, a 33% increase over Q4 2015 as a result of developing the immuno-oncology offering across both clinical sites.  One-time costs, including severance-related items, were ~$225 K.  Operating loss for Q1 2016 was $5.18 million, and net loss was $5.25 million.

Cancer Genetics, Inc. | NASDAQ: CGIX | Q1 2016 Earnings Call Summary Statement of Operations 11 Income Statement Item ($ in Thousands) Q1 2015 Q4 2015 Q1 2016 Revenue $4,370 $5,484 $6,068 Gross Profit 1,229 728 1,965 Gross Margin (%) 28% 13% 32% Research & Development (R&D) 1,278 1,148 1,532 Sales & Marketing (S&M) 1,116 1,726 1,298 General & Administrative (G&A) 2,987 5,031 4,318 Operating Profit (Loss) (4,152) (7,177) (5,183) Net Income (Loss) (4,278) (5,714) (5,254) Balance Sheet Information ($ in Thousands) Actual 03/31/16 Cash $13,273 Stockholders’ Equity 28,297

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